Exhibit 99.1

Strong, Diversified Omni-channel Business Model

87% of total bookings is subscription. Renewals account for **63%** of total bookings


NEW DTC (9%)
DIRECT RENEWALS (63%)
INDIRECT (28%)
McAfee.com Direct
OEM Pre-Trial Conversion
Other Direct
Represents <5% of Total Bookings
DTC Renewals
Retail / eCommerce
Partner-Led bookings balanced across Retail / eCommerce and MISP
MISP
Search
SUBSCRIPTION (87%)
NON-SUBS. (13%)

Note: Represents LTM Q3'21 bookings; DTC = Direct to Consumer; MISP = Mobile / ISP partners

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Business Model and Channel Overview

	Channel	Description	Drivers	Growth[1]	% Bookings
DIRECT	**1 NEW DIRECT TO CONSUMER**				
	McAfee.com	Offered on McAfee.com	• Site visits • Conversion rate	25%	9%
	OEM	Converted after 30-day trial on PCs pre-installed with McAfee	• OEM PC shipments • Conversion rate		
	2 DIRECT RENEWALS				
	DTC Renewals	DTC renewals from McAfee.com, OEM pre-installs & Channel DTC conversions	• Dollar revenue retention • Average revenue per user • Unit retention	19%	63%
	Retail / eCommerce to Direct Conversions	Highly qualified subscribers that convert at a compelling rate	• Conversion rate		
INDIRECT	**3 INDIRECT**				
	New Retail / eCommerce	Offered through retailers & eCommerce, owns customer upon renewal	• PC shipments • Partner-led to DTC conversion rate	29%	28%
	Network Providers	Attach offerings through global mobile & broadband network operators	• Bookings by mobile provider • Growth in mobile devices • Attach rates with MISP user bases		
	Search	Driving search to search engine providers via Secure Search product	• Web advisor active users • Secure search on users		

Note: Business breakdown and growth presented through LTM Q3'21 bookings; new DTC also includes Other
[1] LTM Q3'21 YoY growth shown over LTM Q3'20;

McAfee

30

Non-GAAP Financial Measures Reconciliation

	Fiscal Year Ended		Nine Months Ended		LTM
(in millions except percentages)	28-Dec-19	26-Dec-20	26-Sep-20	25-Sep-21	25-Sep-21
Net income (loss)	(236)	(289)	31	2,592	2,272
Less: (Income) loss from discontinued operations, net of taxes	41	71	(75)	(2,467)	(2,321)
Net income (loss) from continued operations	**($195)**	**($218)**	**($44)**	**$125**	**($49)**
Add: Amortization	253	251	188	134	197
Add: Equity-based compensation	5	113	21	50	142
Add: Cash in lieu of equity awards [1]	3	1	1	--	--
Add: Acquisition and integration costs [2]	8	8	5	1	4
Add: Restructuring and transition charges [3]	6	2	1	35	36
Add: Management fees [4]	11	28	6	--	22
Add: Transformation [5]	23	20	16	6	10
Add: Executive severance [6]	--	3	3	1	1
Add: Interest expense and other, net	296	307	222	170	255
Add: Provision for income tax expense (benefit)	38	5	--	(159)	(154)
Add: Foreign exchange loss (gain), net [7]	(21)	104	49	(29)	26
Add: TRA adjustment [8]	--	--	--	306	306
Less: Income from TSA [9]	--	--	--	(7)	(7)
Other (income) expense, net [10]	--	--	--	2	2
Adjusted operating income	427	624	468	635	791
Add: Depreciation	29	28	17	18	29
Less: Other expense	(1)	(1)	(1)	--	--
Adjusted EBITDA	**$455**	**$651**	**$484**	**$653**	**$820**
Add: Change in deferred revenue	89	126	84	141	183
Adjusted Cash EBITDA	**$544**	**$777**	**$568**	**$794**	**$1,003**
Net revenue	$1,303	$1,558	$1,132	$1,400	$1,826
Adjusted operating income margin	33%	40%	41%	45%	43%
Adjusted EBITDA margin	35%	42%	43%	47%	45%
Adjusted Cash EBITDA margin	42%	50%	50%	57%	55%

Note: In Q3 2021, we executed amendments to the definitive agreements for the Enterprise Divestiture which modified certain provisions for assets and liabilities to be transferred in connection with the sale. Accordingly, the nine months ended September 25, 2021 and September 26, 2020 results were recast in the Q3 2021 Form 10-Q and are reflected throughout this presentation. Our Income (loss) from continuing operations and adjusted EBITDA for the fiscal year ended December 26, 2020 will be recast to $(210) million and $654 million, respectively, and our Income (loss) from continuing operations and adjusted EBITDA for the fiscal year ended December 28, 2019 will be recast to $(189) million and $460 million, respectively, in our 2021 Form 10-K.

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Notes to Non-GAAP Financial Measures Reconciliation (1) As a result of the Sponsor Acquisition, cash awards were provided to certain employees who held Intel equity awards in lieu of equity in FTW. (2) Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs. (3) Represents both direct and incremental costs associated with our separation from Intel as well as subsequent costs incurred to realign toward our core business and realign staffing. It includes implementing our stand alone back office and costs to execute strategic restructuring events, including third-party professional fees and services, transition services provided by Intel, severance, and facility restructuring costs. Also inclusive of transition charges including legal, advisory, consulting and other costs directly incurred due to the divestiture of the Enterprise Business, including incremental costs associated with data disentanglement and acceleration of data migration to the cloud, that were incurred subsequent to the sale in support of the transition services agreement. (4) Represents management fees paid to certain affiliates of our Sponsors and Intel pursuant to the Management Services Agreement. The Management Services Agreement has been terminated subsequent to the IPO and we paid a one-time fee of $22 million to such parties in October 2020. (5) Represents costs incurred in connection with transformation of the business post-Intel separation. Also includes the cost of workforce restructurings involving both eliminations of positions and relocations to lower cost locations in connection with our transformational initiatives, strategic initiatives to improve customer retention, activation to pay and cost synergies, inclusive of duplicative run rate costs related to facilities and data center rationalization, and other one-time costs. (6) Represents severance for executive terminations not associated with a strategic restructuring event. (7) Represents foreign exchange gain (loss), net as shown on in our audited consolidated statement of operations and condensed consolidated statements of operations. This amount is attributable to gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan. (8) Represents the impact on net income of adjustments to liabilities under our tax receivable agreement. (9) Represents income earned under the Transition Services Agreement signed in connection with the divestiture of our Enterprise Business. (10) Represents other income or expense not associated with our core operations and it is recorded within Other income (expense), net, on the condensed consolidated statements of operations. 48

LTM PF Financeable EBITDA Reconciliation

PF FINANCEABLE EBITDA SUMMARY

$M		LTM Q3-21
Adjusted EBITDA		**$820**
Pro forma adjustments		
Change in deferred revenue – current	1	167
Change in deferred costs – current	1	(40)
Pro forma pricing uplift	2	127
Cost savings and other adjustments	3	82
Total pro forma adjustments		**335**
Pro forma financeable EBITDA		**$1,155**

ADJUSTMENT DETAIL

1. **Change in current deferred revenue and deferred costs** – Shows EBITDA on a billings / cash basis by taking the changes in short term deferred revenue and short term deferred costs, which presents a more representative view of the operations / growth of the business by eliminating the lag in both revenue and costs from deferrals for accounting purposes

2. **Pro forma pricing uplift** – Reflects the next expected pricing uplift (given renewal pricing is at a premium to introductory pricing) from customers up for renewal in the next twelve months. The uplift was determined by applying historical pricing uplift rates to the expected renewal base (using average historical renewal rates) and reducing the amount by payment processing fees and known revenue shares

3. **Cost savings and other adjustments** – Represent savings primarily associated with eliminating PF stranded costs as a result of the divestment of the Enterprise business and providing TSAs to the Enterprise business, removing public company costs and other minor diligence adjustments.

Source: Global accounting firm

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Alternative LTM PF Financeable EBITDA Reconciliation

PF FINANCEABLE EBITDA SUMMARY

$M		LTM Q3-21
Adjusted EBITDA		**$820**
Change in short term deferred revenue	1	$167
Change in long term deferred revenue	1	$16
PF cash adjusted EBITDA		**$1,003**
PF stranded costs	2	$91
PF cash adjusted EBITDA (pre-stranded costs)		**$1,094**
Sponsor adjustments		
Change in long term deferred revenue		($16)
Change in short term deferred costs		($40)
Pro forma pricing uplift	3	$127
Sponsor adjustments to PF stranded costs and other diligence items		($10)
Total Sponsor adjustments		**$61**
Pro forma financeable EBITDA		**$1,155**

ADJUSTMENT DETAIL

1. **Change in short term and long term deferred revenue** – Shows EBITDA on a billings / cash basis by taking the changes in short term and long term deferred revenue, which presents a more representative view of the operations / growth of the business by eliminating the lag in revenue from deferrals for accounting purposes

2. **PF stranded costs** – Includes general corporate overhead and other shared or dis-synergy costs previously allocated to our Enterprise business. PF stranded costs also include total public company expenses. This pro forma adjustment represents the estimated impact of removing certain costs primarily as a result of the divestiture of our Enterprise business in 2021. We plan to optimize stranded costs during fiscal 2022

3. **Pro forma pricing uplift** – Reflects the next expected pricing uplift (given renewal pricing is at a premium to introductory pricing) from customers up for renewal in the next twelve months. The uplift was determined by applying historical pricing uplift rates to the expected renewal base (using average historical renewal rates) and reducing the amount by payment processing fees and known revenue shares

Source: Global accounting firm

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Pro Forma Cash Flow Reconciliation

	Fiscal Year Ended		Nine Months Ended		LTM
(in millions except percentages)	**28-Dec-19**	**26-Dec-20**	**26-Sep-20**	**25-Sep-21**	**25-Sep-21**
Adjusted EBITDA	**$455**	**$651**	**$484**	**$653**	**$820**
Add: PF adjustment (stranded costs)[1]	120	70	50	71	91
PF Adjusted EBITDA (pre-PF stranded costs)	**$575**	**$721**	**$534**	**$724**	**$911**
Add: Change in deferred revenue	89	126	84	141	183
PF Adjusted Cash EBITDA (pre-PF stranded costs)	**$664**	**$847**	**$618**	**$865**	**$1,094**
Source / (use) from select balance sheet accounts:					
Change in accounts receivable	(23)	(32)	1	(22)	(55)
Change in deferred costs	(13)	(36)	(22)	(55)	(69)
Less: PF adjusted capital expenditures	(26)	(23)	(13)	(15)	(25)
PF Cash Flow[1]	**$602**	**$756**	**$584**	**$773**	**$944**
% PF Cash Flow Conversion	105%	105%	109%	107%	104%

[1] Represents pro forma stranded costs. See Glossary for a definition of stranded costs

[2] The above table reconciles PF Cash Flow, a non-GAAP measure, to provide an indication of PF Cash Flows. However, investors are cautioned that this measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP or as a measure of the company's liquidity or actual cash flows. Some of the limitations of this measure are:

- It does not include certain working capital accounts that were historically co-mingled with the Enterprise Business, including, for example, accrued employee liabilities and accounts payable, because the periods presented were prior to the divestiture of the Enterprise Business and the allocation of the accounts between the Enterprise Business and Consumer Business cannot be reliably estimated;
- It includes Adjusted EBITDA, which is a non-GAAP measure;
- It does not reflect the cash payments to service interest, debt principal, or income taxes, and
- It is not calculated in a manner that is consistent with how we have historically calculated and reported Free Cash Flow, a non-GAAP liquidity measure, and other similarly titled measures are unlikely to be calculated in a similar manner, which limits its usefulness as a comparative measure.

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Select Balance Sheet Accounts Detail (in millions) Q4’18 Q4’19 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Accounts receivable $47 $70 $69 $102 $76 $95 $124 Deferred costs, current 99 111 131 137 155 163 171 Deferred costs, long-term 8 9 11 19 31 38 40 Deferred revenue, current (629) (710) (786) (823) (915) (926) (953) Deferred revenue, long-term (59) (67) (75) (80) (92) (93) (91) 52